AMENDMENT NO. 14

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 30, 2018, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to change the name of Invesco V.I. Global Health Care Fund to Invesco V.I. Health Care Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Managed Volatility Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Diversified Dividend Fund
Invesco V.I. Core Plus Bond Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Health Care Fund	Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. American Franchise Fund
Invesco V.I. Government Securities Fund	Invesco V.I. American Value Fund
Invesco V.I. High Yield Fund	Invesco V.I. Comstock Fund
Invesco V.I. International Growth Fund	Invesco V.I. Equity and Income Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Global Core Equity Fund
Invesco V.I. Government Money Market Fund	Invesco V.I. Growth and Income Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. Technology Fund	Invesco V.I. Value Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/Harsh Damani
Name: Harsh Damani
Title: Chief Financial Officer, Funds & North America Head – Fund Accounting & Fund Expenses

By:	/s/ David C. Warren
Name: David C. Warren
Title: Executive Vice President & Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Sybille Hofmann
Name: Sybille Hofmann
Title: Director

By:	/s/ Leif Baumann
Name: Leif Baumann
Title: Proxy Holding

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot
Name: Graeme Proudfoot
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei
Name:	Lee Siu Mei
Title:	Authorized Signatories

By:	/s/ Pang Sin Chu
Name:	Pang Sin Chu
Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary and General Counsel